EXHIBIT 10.11






        MORTGAGE CONSOLIDATION AND MODIFICATION AGREEMENT


          THIS MORTGAGE CONSOLIDATION AND MODIFICATION AGREEMENT, made as of the 27th day of December, 1989, between PELICAN SOUND LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Florida having an office at 3505 Frontage Road, Suite 130, Tampa, Florida 33607 ("Mortgagor"), and RIVER BANK AMERICA (formerly known as East River Savings
Bank), a banking corporation organized and existing under the laws of the State of New York having its principal office and place of business at 145 Huguenot Street, New Rochelle, New York 10801 ("Mortgagee").


                      W I T N E S S E T H :

          WHEREAS, Mortgagee is the owner and holder of the following mortgages, together with the notes, bonds or obligations secured thereby, each encumbering the premises (the
"Premises") generally known as and by street address 10200 Gandy
Boulevard North, St. Petersburg, Florida and being more particularly described in Schedule A annexed hereto and incorporated herein:

          (i) Building Loan Mortgage dated September 30, 1987 in the original principal amount of $15,150,000 made by Mortgagor, as mortgagor, in favor of Mortgagee, as mortgagee, recorded in the Public Records of Pinellas County, Florida on October 2, 1987 in Official Record Book 6593, Page 1965 ("Mortgage I"); and

          (ii) Mortgage dated as of the date hereof in the original principal amount of $600,000 made by Mortgagor, as mortgagor, in favor of Mortgagee, as mortgagee, intended to be recorded in the Public Records of Pinellas County, Florida immediately prior to the recordation hereof ("Mortgage II");

          WHEREAS, there is now owing on Mortgage I and Mortgage
II (collectively, the "Existing Mortgages") the principal amount of Fifteen Million Seven Hundred Fifty Thousand and 00/100
($15,750,000) Dollars; and

          WHEREAS, Mortgagor and Mortgagee desire to and have agreed in the manner hereinafter set forth to (i) combine, coordinate and consolidate the Existing Mortgages and the liens thereof, (ii) modify and restate each of the Existing Mortgages and the liens thereof and (iii) modify and restate the time and manner of payment and all of the other terms and provisions of the Existing Mortgages;

          NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:

          1. Mortgagor and Mortgagee hereby agree that each of the Existing Mortgages and the respective liens thereof are hereby combined and consolidated so that together they shall hereafter constitute in law but one first mortgage lien upon the Premises securing an original principal indebtedness of Fifteen Million Seven Hundred Fifty Thousand and 00/100 ($15,750,000) Dollars lawful money of the United States or so much thereof as may be advanced together with the interest earned thereon, with the same intent and with like effect as if one mortgage in the principal amount of $15,750,000 had been executed and delivered by Mortgagor to Mortgagee.

          2. Mortgagor and Mortgagee further agree that the terms and conditions of the Existing Mortgages are hereby modified, amended and restated in their entirety so that the terms, covenants and conditions of the Existing Mortgages shall be the same as those set forth in Exhibit A annexed hereto and incorporated herein by reference, and that the Existing Mortgages, as so modified, amended and restated in their entirety, are hereby ratified and confirmed in all respects by Mortgagor and Mortgagee. The Existing Mortgages, as so consolidated, modified, amended and restated in their entirety, are hereinafter, collectively, the "Consolidated Mortgage."

          3. Mortgagor and Mortgagee further agree that the principal balance of the Consolidated Mortgage, together with all accrued and unpaid interest thereon, shall be due and payable in accordance with the terms, covenants and conditions of that certain Note Consolidation and Modification Agreement of even date herewith between Mortgagor and Mortgagee.

          4. This Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, change or termination is sought.

          5. This Agreement shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns.

          6. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

          7. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

          8. Mortgagor represents and warrants to the Mortgagee that the principal balance of $15,750,000 now remains outstanding under the Consolidated Mortgage, that there are no counterclaims, defenses or offsets to the principal indebtedness secured by the Consolidated Mortgage, and that Mortgagor (and the undersigned representative of Mortgagor) has the full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Mortgagor's part to be performed and observed.

          9. MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR THE MORTGAGE, OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE ACCEPTING THIS AGREEMENT AND EXTENDING CREDIT TO MORTGAGOR.

          IN WITNESS WHEREOF, Mortgagor and Mortgagee have executed this Mortgage Consolidation and Modification Agreement as of the day and year first set forth above.

                              PELICAN SOUND LIMITED PARTNERSHIP
                              By:  HGC-Pelican Sound Limited
                                   Partnership, general partner


                              By:/s/DeLaneGarner

                                 DeLane Garner, general partner


                              RIVER BANK AMERICA


                              By:/s/Donald R. Parrish

                                 Name: Donald R. Parrish
                                 Title: Senior Vice President

STATE OF NEW YORK )
                  )ss.:
COUNTY OF NEW YORK)

On the 27th day of December, 1989, before me personally came DeLane Garner, to me known to be the individual who executed the foregoing instrument and, who, being by me duly sworn, did depose and say that he is a general partner of HGC-Pelican Sound Limited Partnership, the limited partnership which is the general partner of Pelican Sound Limited Partnership, the partnership described in and which executed the above instrument; and that he executed the foregoing instrument in the firm name of HGC-Pelican Sound Limited Partnership; that HGC-Pelican Sound Limited Partnership, the general partner, executed the foregoing instrument in the firm name of Pelican Sound Limited Partnership; and that he had authority to sign the same, and acknowledged that he executed the same as the act and deed of said partnership.

                                   /s/Vicki I. Goldstein
                                            Notary Public

                                   Vicki I. Goldstein
                                   Notary Public, State of New York
                                   No. 41-4875336
                                   Qualified in Queens County
                                   Commission Expires Nov. 3, 1990

STATE OF NEW YORK )
                  )ss.:
COUNTY OF NEW YORK)

On the 27th day of December, 1989, before me personally came Donald R. Parrish to me known, who, being by me duly sworn did depose and say that he resides at 145 Huguenot Street, New Rochelle, that he is a Vice President of River Bank America, the banking corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said banking corporation.

                                   /s/Vicki I. Goldstein
                                            Notary Public

                                   Vicki I. Goldstein
                                   Notary Public, State of New York
                                   No. 41-4875336
                                   Qualified in Queens County
                                   Commission Expires Nov. 3, 1990

                           SCHEDULE A

That part of the SE 1/4 of Section 18, and that part of the NE
1/4 of Section 19, Township 30 South, Range 17 East, Pinellas
County, Florida, more particularly described as follows:

Beginning at a point on the north line of Section 19, Township 30 South, Range 17 East, Pinellas County, Florida, which point is N. 89 deg. 54'50" W., 327.22 feet from the northeast corner of said section; thence S. 00 deg. 09'57" W., 372.67 feet; thence N. 81 deg. 08'18" E., 218.93 feet to an intersection with a line which is 111.00 feet west of and parallel with the east boundary of said section; thence S. 00 deg. 09'57" W., along said line 652.38 feet to an intersection with the south line of the north 3/4 of the north 1/2 of the northeast 1/4 of said section; thence N. 89 deg. 55'46" W., along said line 1472.68 feet; thence N. 00 deg. 14'59" E., 790.91 feet to an intersection with the south right-of-way line of the new alignment of Gandy Boulevard (S.R. 600, a varying width right-of-way); thence along said right-of-way by the following six (6) courses:

          1.   -    N. 79 deg. 47'00" E., 258.08 feet;

          2.   -    N. 71 deg. 14'32" E., 102.50 feet;

          3.   -    N. 65 deg. 57'53" E., 293.84 feet, to a point
on a curve;

          4.   -    Along the arc of a curve to the right,
concave to the southeast, radius 2809.79 feet, delta 3 deg.
00'03", arc 147.16, chord 147.14, N. 70 deg. 10'36" E.;

          5.   -    Thence leaving said curve N. 71 deg. 40'31"
E., 299.68 feet;

          6.   -    N. 72 deg. 49'16" e., 225.58 feet;

Thence leaving said right-of-way S. 00 deg. 31'53" W., 210.57 feet to the above mentioned point of beginning.

and now known as;

Lot 1, Block 1, PELICAN SOUND, Plat Book 98, Pages 3 and 4,
Public Records of Pinellas County, Florida.

                            EXHIBIT A




                            MORTGAGE

                PELICAN SOUND LIMITED PARTNERSHIP



                               to



                       RIVER BANK AMERICA

                    County:   Pinellas
                    City:     St. Petersburg
                    State:    Florida


                 Dated:  as of December 27, 1989







_________________________________________________________________




                  Record and return by mail to:

      This instrument was prepared by Peter R. Batten, Esq.
    of the law firm listed below and after filing return to:

              MUDGE ROSE GUTHRIE ALEXANDER & FERDON
                         425 Park Avenue
                    New York, New York  10022
                  Attention:  Ms. Susan Inkeles
                            (7020.22)



_________________________________________________________________




                            MORTGAGE

          THIS MORTGAGE, made as of the 27th day of December 1989, by and between PELICAN SOUND LIMITED PARTNERSHIP, a Florida limited partnership having an office at 3505 Frontage Road, Suite 130, Tampa, Florida 33607 (the "Mortgagor") and RIVER BANK AMERICA, a New York banking corporation having its principal place of business and office at 145 Huguenot Street, New Rochelle, New York 10801 (the Mortgagee").


                      W I T N E S S E T H :

          THAT to secure the payment of an indebtedness in the principal sum of FIFTEEN MILLION SEVEN HUNDRED FIFTY THOUSAND and 00/100 ($15,750,000) DOLLARS, lawful money of the United States or so much thereof as may be advanced together with the interest earned thereon, to be paid according to certain bonds, notes or obligations which have been consolidated and modified pursuant to a Note Consolidation and Modification Agreement between the Mortgagor and the Mortgagee bearing even date herewith (such instruments, as consolidated and modified and as the same may be hereafter amended, modified or extended, being hereinafter the "Note"), and to secure the payment of such future or additional advances as may be made by the Mortgagee, at its option, to the Mortgagor, or its successor in title, for any purpose, provided that all those advances are to be made within twenty (20) years from the date of this Mortgage, or within such lesser period of time as may be provided hereafter by law as a prerequisite for the sufficiency of actual notice or record notice of the optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration; the total amount of indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed the maximum principal amount of THIRTY-FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND and 00/100 ($35,750,000) DOLLARS, plus interest, and any disbursements made for the payment of taxes, levies or insurance on the property covered by the lien on this Mortgage with interest on those disbursements; the Mortgagor hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, delivers, sets over, warrants and confirms to the Mortgagee:

          ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected or to be erected
(the "Premises"), more particularly bounded and described in Schedule A annexed hereto and made a part hereof;

          TOGETHER with all and singular the tenements, hereditaments, easements, riparian and other rights thereunto now or hereafter belonging or in anywise appertaining; and all right, title and interest, if any, of the Mortgagor of, in and to the land lying in the streets, roads or avenues, open or proposed, ways, streams and alleys in front of and adjoining the Premises and of, in and to any strips or gores of land adjoining the Premises and the reversion or reversions, remainder and remainders, rents, issues and profits thereof;

          TOGETHER with all fixtures, chattels and articles of personal property owned by the Mortgagor and now or hereafter attached to or located in or upon the Premises, and used or usable in connection with any present or future operation or letting of the Premises or the activities at any time conducted therein (collectively, "Building Equipment"), including but not limited to furnaces, boilers, oil burners, radiators and piping, coal stokers, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, plants and shrubbery and all other machinery, appliances, fittings, furniture, furnishings and fixtures of every kind used in the operation of the buildings standing or hereafter erected on the Premises, together with any and all replacements thereof and additions thereto, and all right, title and interest of the mortgagor in and to any Building Equipment which may be subject to any security agreements, as defined in the Uniform Commercial Code of the State of Florida ("Security Agreements"), superior in lien to the lien of this Mortgage; it being understood and agreed that all Building Equipment is part and parcel of the Premises and appropriated to the use thereof and, whether affixed or annexed to the Premises or not, shall, for the purpose of this Mortgage, be deemed conclusively to be real estate and mortgaged hereby; and the Mortgagor agrees to execute and deliver, from time to time, such further instruments (including further Security Agreements) as may be requested by the Mortgagee to confirm the lien of this Mortgage on any Building Equipment;

          TOGETHER with (a) any and all awards, including interest thereon, heretofore and hereafter made to the Mortgagor for the taking by eminent domain of the whole or any part of the Premises or any easement therein, including any awards for changes of grade of streets, which awards are hereby assigned to the Mortgagee, who is hereby authorized to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the mortgage debt, notwithstanding the fact that the amount owing thereon may not then be due and payable and their Mortgagor hereby agrees, upon request, to make execute and deliver any and all instruments sufficient for the purpose of confirming such alignment of such awards to the Mortgagee, free, clear and discharged of any encumbrances of any kind or nature whatsoever;
(b) any unearned premiums on any hazard, casualty, liability, or other insurance policy carried by the Mortgagor for the benefit of the Mortgagee and/or the Premises; and (c) the Mortgagor's rights under any and all insurance policies, contracts, permits, licenses, plans or intangibles now or hereafter dealing with, affecting or concerning said Premises, including, but not limited to, all contracts of the Mortgagor for or related to the management of the improvements on or upon the Premises, and all of the Mortgagor's rights arising from or growing out of such contracts, including surety bonds and any other related choses-in-action; and

          TOGETHER with (a) the Mortgagor's rights further to encumber the Premises for debt; the Mortgagor hereby (1) representing as a special inducement to the Mortgagee to make the loan secured hereby that, as of the date hereof, there are no encumbrances to secure debt junior to this Mortgage and (2) covenanting that there are to be none as of the date when this Mortgage becomes of record and thereafter will be none, except, encumbrances having the prior written consent of the Mortgagee;
(b) all of the Mortgagor's rights to enter into any lease or lease agreement affecting the Premises. (As hereinafter used the term "Premises" shall also include all of the property and other rights described in the aforesaid "Together" paragraphs.)

          PROVIDED, HOWEVER, that these presents are upon the condition that if the Mortgagor shall pay or cause to be paid to the Mortgagee the principal and all interest payable in respect to the Note and any future advance made hereunder at the time and in the manner stipulated therein and herein, all without any deduction or credit for taxes or other similar charges paid by the Mortgagor, and shall keep, perform and observe all and singular the covenants and promises in the Note and any future advance agreement, and any renewal, extension or modification thereof, and in this Mortgage expressed to be kept, performed and observed by and on the part of the Mortgagor, all without delay, then this Mortgage, and all the interests and rights hereby granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, delivered, set over, warranted and confirmed, shall cease, terminate and be void, but shall otherwise remain in full force and effect.

          The Mortgagor represents and warrants to and covenants and agrees for the benefit of the Mortgagee that the Mortgagor has good and marketable title to the Premises and is lawfully seized and possessed of the Premises in fee simple and has good right to sell and convey the same; that the Premises are unencumbered except as has been herein expressly provided; and that the Mortgagor will forever warrant and defend the Premises unto the Mortgagee against the lawful claims and demands of all persons whomsoever and shall make such further assurances to perfect fee simple title to the Premises in the Mortgagee as reasonably may be required. The Mortgagor further covenants and agrees with the Mortgagee as follows:

          1. That the Mortgagor will pay all sums due the Mortgagee at the time and in the manner provided under the Note, this Mortgage, any instrument evidencing a future advance and any other instrument evidencing and/or securing the indebtedness secured hereby and the Mortgagor will otherwise perform, comply with and abide by each and every of the stipulations, agreements, conditions and covenants contained in the Note, this Mortgage, and every other instrument evidencing and/or securing the indebtedness secured hereby.

          2. (a) That the Mortgagor will keep all of the buildings on the Premises and Building Equipment insured for the benefit of the Mortgagee, with companies approved by the Mortgagee, (i) against loss or damage by fire, (ii) by means of an extended coverage endorsement, against loss or damage by windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicle and smoke, (iii) against war risks as, when and to the extent such insurance is obtainable from the United States of America or an agency thereof, (iv) against loss of rentals due to any of the foregoing clauses, (v) against loss by flood if the Premises are located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, and (vi) when and to the extent required by the Mortgagee, against any other risk insured against by persons operating like properties in the locality of the Premises; that the Mortgagor will assign and deliver to the Mortgagee the policies of such insurance and the proceeds thereof; that the Mortgagor will reimburse the Mortgagee for any premiums paid for insurance made by the Mortgagee on the Mortgagor's default in taking out such insurance, or in so assigning and delivering the policies, together with interest thereon at the Default Rate (as defined in Article 4 hereof); (b) that such insurance shall be provided by policies written in terms and amounts, and by companies, satisfactory to the Mortgagee, and losses thereunder shall be payable to the Mortgagee pursuant to the equivalent of a New York standard mortgagee endorsement (non-contributing); (c) that regardless of the types or amounts of insurance required and approved by the Mortgagee, the Mortgagor will assign and deliver to the Mortgagee all policies of insurance acquired by the Mortgagor to insure against any loss or damage to the Premises, as additional security for the indebtedness; (d) that not less than thirty (30) days prior to the expiration date of each policy furnished by the Mortgagor pursuant to this Article, the Mortgagor will deliver to the Mortgagee a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to the Mortgagee, which policy shall be non-cancelable without at least thirty (30) days' advance written notice to Mortgagee and Mortgagee shall receive the replacement or renewal policy from the Mortgagor at least thirty (30) days prior to the expiration of any expiring policy; (e) that in the event of a foreclosure of this Mortgage, the purchaser of the Premises shall succeed to all the rights of the Mortgagor, including any rights to the proceeds of insurance and to unearned premiums, in and to all policies of insurance assigned and delivered to the Mortgagee pursuant to this Article 2; and (f) that, the Mortgagee shall be entitled to retain and apply the proceeds of any insurance, whether against fire or other hazard, to the payment of the indebtedness secured hereby, or, if the Mortgagee, in its sole discretion shall so elect, the Mortgagee may hold any or all of such proceeds for application to payment of the cost of restoration (the "Restoration Cost") upon such terms and conditions as the Mortgagee shall elect; provided, however, in the event of damage to or destruction of all or any portion of the Premises by fire or other casualty and the Restoration Cost is less than $500,000, the Mortgagee shall permit the insurance proceeds received on account thereof to be made available to the Mortgagor for the purpose of repairing and restoring the Premises, provided that (A) no default then exists hereunder or under the Note or any of the other documents evidencing and/or securing the loan evidenced by the Note and secured by this Mortgage, (B) the Mortgagor shall forthwith proceed with the repair and restoration of the Premises as nearly as possible to the condition same were in immediately prior to such fire or other casualty, (C) the Mortgagee shall be satisfied that upon completion of such repair and restoration the gross cash flow and net cash flow of the Premises shall be restored to a level at least equal to that which existed immediately prior to the date of such fire or other casualty, and (D) the Mortgagee shall be satisfied, in its sole and absolute discretion, that the Premises can be completed to the condition same were in immediately prior to such fire or other casualty by a date not later than three (3) months prior to the "Maturity Date" (as defined in the Note). If the Mortgagee is required or elects to hold the proceeds for application to payment of the Restoration Cost, said insurance proceeds shall be deposited in an interest bearing account and paid out from time to time as such restoration progresses upon the written request of the Mortgagor. Each such request shall be accompanied by the following:

          1. A certificate signed by an officer of the Mortgagor or a general partner of the Mortgagor, as the case may be, and by the architect or engineer in charge of the restoration (selected by the Mortgagor and approved by the Mortgagee), dated not more than 30 days prior to such request, setting forth the following:

               (A) (i) that the sum then requested has been properly paid, either by the Mortgagor or by another, or is justly due, to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified, (ii) the names and addresses of such persons, (iii) a brief description of such services and materials,
                    (iv) the several amounts so paid or due to each of said persons in respect thereof, (v) that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance proceeds held by the Mortgagee,
                    (vi) that no part of such expenditures has been paid or reimbursed out of any insurance proceeds received by the Mortgagor, and (vii) that the sum then requested does not exceed the value of the services and materials described in the certificate;

               (B) that, except for the amount, if any, stated in such certificate, pursuant to the foregoing clause (1)(A), to be due for services and materials, there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services for such restoration; and

               (C) that the cost, as estimated by the persons signing such certificate, of the restoration required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the remaining insurance proceeds held by the Mortgagee after payment of the sum requested in such certificate.

          2. Waivers of liens satisfactory to the Mortgagee covering that part of the work previously paid for and a title company or official search, or other evidence satisfactory to the Mortgagee, showing that there has not been filed with respect to the Premises any vendor's, contractor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record, except such as will be discharged upon payment of the sum requested in such certificate.

Upon compliance with the foregoing provisions, the Mortgagee shall, out of such insurance proceeds, pay or cause to be paid, either to the Mortgagor or to the persons named in such certificate, pursuant to the foregoing clause (1)(A), the respective amounts stated therein to have been paid or to be due, as the case may be, less ten (10%) percent retainage, which retainage shall be paid to the Mortgagor upon request therefor and presentation of the certificate referred to in the foregoing clause (1)(A) following the completion of the restoration of the improvements and payment in full of the cost thereof.

If the insurance proceeds at the time available for the restoration of the improvements, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be insufficient to pay the entire cost of such restoration, the Mortgagor will pay the deficiency and will, upon request by the Mortgagee, deposit with the Mortgagee a sum equal to such deficiency.

Upon completion of the restoration of the improvements and payment in full of the cost thereof, or upon failure of the Mortgagor promptly to commence or diligently to continue such restoration, the remaining insurance proceeds shall be applied by the Mortgagee toward payment of the then outstanding indebtedness secured hereby.

It is intended that no trust shall be created by the receipt by the Mortgagee of any insurance proceeds and nothing herein contained shall prevent the Mortgagee from applying at any time the whole or any part of such proceeds to cure any default under this Mortgage or any document executed in connection therewith.

Such work and the performance thereof shall be subject to and shall be performed in accordance with the following provisions:

          (i) the same shall be performed in a first class workmanlike manner, at the Mortgagor's sole cost and expense, and shall not weaken or impair the structural strength, or lessen the value, of such buildings as shall be on the Premises at the time, or change the purposes for which such buildings may be used;

          (ii) the same shall be made according to plans and specifications therefor which, provided the estimated cost thereof is more than $50,000, shall be first submitted to and approved in writing by the Mortgagee;

         (iii) before the commencement of any such work, such plans and specifications shall be filed with and approved by all governmental departments or authorities having jurisdiction, and any public utility company have an interest therein and all appropriate permits issued, and all such work shall be done subject to and in accordance with the requirements of law and local regulations of all governmental departments or authorities having jurisdiction and of such public utility company; and

          (iv) before the commencement of any such work the Mortgagor shall pay the amount of any increase in premiums on insurance policies provided for under clause (a) of this Article 2 on account of endorsements to be made thereon covering the risk during the course of such work, and workers' compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against the Mortgagee or the Premises shall be maintained by the Mortgagor at its sole cost and expense (but reimbursable to the Mortgagor, upon completion of such restoration, out of insurance proceeds as provided above) at all times when any such work is in progress.

          3. That no building or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished or materially altered without the prior written consent of the Mortgagee, except that the Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien of this Mortgage, such Building Equipment as from time to time may become worn out or obsolete, provided that either (a) simultaneously with or prior to such removal, any such equipment shall be replaced with other equipment of a value at least equal to that of the replaced equipment and free from any Security Agreement, and by such removal and replacement the Mortgagor shall be deemed to have subjected such Building Equipment to the lien of this Mortgage, or (b) any net cash proceeds received from such disposition shall be paid over promptly to the Mortgagee to be applied to the last installments due on the indebtedness hereby, secured, without any charge for prepayment.

          4.   That in the event of any default in the
performance of any of the Mortgagor's covenants or agreements herein beyond the expiration of applicable notice and cure periods, if any, the Mortgagee may, at the option of the Mortgagee following notice to the Mortgagor, pay or perform the same and the amount or cost thereof, with interest at a rate per annum (the "Default Rate") equal to the lesser of (a) eighteen (18%) percent per annum or (b) the maximum rate permitted by law to be charged to the Mortgagor, shall immediately be due from the Mortgagor to the Mortgagee and secured by this Mortgage. If the principal sum of the Note shall not be paid at its maturity, or on its acceleration pursuant to Article 18 hereof, interest thereon shall thereafter be computed and paid at the Default Rate.

          5. (a) That the Mortgagor will pay all taxes, assessments, water rates, sewer rents and other charges now or hereafter levied against the Premises or any part thereof, and also any and all license fees or similar charges which may be imposed by the municipality in which the Premises are situated for the use of walks, chutes, areas and other space beyond the lot line and on or abutting the public sidewalks and in front of or adjoining the Premises, together with any penalties or interest on any of the foregoing, and in default thereof the Mortgagee may pay the same and the Mortgagor will repay the same with interest thereon at the Default Rate and the same shall be added to the indebtedness secured hereby and be secured by this Mortgage; that upon request of the Mortgagee, the Mortgagor will exhibit to the Mortgagee receipts for the payment of all items specified in this Article 5 fifteen (15) days prior to the date when the same shall become delinquent.

               (b)  The Mortgagor shall deposit with the
Mortgagee, on the first day of each and every month, simultaneously with the payment of the monthly installments of principal and/or interest then due under the Note, a sum equal to one-twelfth (1/12) of the annual real estate taxes, assessments, water rates, sewer rents and other charges specified in this
Article 5 (collectively, "Taxes") plus, at the Mortgagee's option to be exercised by twenty (20) days written notice to the Mortgagor, one-twelfth (1/12) of the premiums required to keep in force for one year the insurance specified in Article 2 hereof. The Mortgagor shall also deposit with the Mortgagee, if such deposits shall be so required, at least thirty (30) days prior to the due date of each installment of Taxes and each insurance premium, such additional amount as may be reasonably determined by the Mortgagee in order to provide the Mortgagee with funds sufficient to pay such installment or premium. It is the intention of the parties that, if such deposits shall be so required, the Mortgagor shall deposit with the Mortgagee the necessary funds so that the Mortgagee, at all times until the full payment and satisfaction of this Mortgage, shall have on hand sufficient deposits covering the accrued amounts of Taxes and insurance premiums. If permitted by law, such funds shall bear no interest and may be commingled with other funds of the Mortgagee. The Mortgagee shall have no obligation to use such funds to pay an installment of Taxes prior to the last day on which payment thereof may be made without penalty or interest or as required by applicable law, whichever may be earlier, or to pay an insurance premium prior to the due date thereof. If the whole of the principal sum and interest secured hereby shall be declared due and payable by the Mortgagee pursuant to Article 18 hereof, all such deposits may, at the option of the Mortgagee, be applied in reduction of the principal sum and interest secured hereby, as the Mortgagee shall elect. Upon an assignment of this Mortgage, the Mortgagee shall have the right to pay over the balance of such deposits in its possession to the assignee and the Mortgagee shall thereupon be completely released from all liability with respect to such deposits and the Mortgagor or owner of the Premises shall look solely to the assignee or transferee in reference thereto. This provision shall apply to every transfer of such deposits to a new assignee. Upon full payment and satisfaction of this Mortgage or at any time, at the election of the Mortgagee, the balance of the deposits in its possession shall be paid over to the record owner of the Premises and no other party shall have any right or claim thereto in any event. The Mortgagor agrees, at the Mortgagee's request, to make the aforesaid deposits with such services or financial institution as the Mortgagee shall from time to time designate.

          6. That the holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver, without bond or notice to the Mortgagor.

          7. That the Mortgagor, within five (5) days upon request in person or within ten (10) days upon request by mail, will furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the mortgage debt.

          8. That all notices or other communications required or permitted to be given pursuant to the provisions of this Mortgage shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, addressed as follows: (i) to the Mortgagor, ast the address first set forth above, with a copy to Fugit, Hubbard, Woolley, Bloom & Mersky, 1900 Lincoln Plaza, 500 North Akard, Dallas TX 75201 Attention: Charles Mersky, Esq., and (ii) to the Mortgagee, at the address first set forth above, Attention:
Corporate Secretary, with copies to Martin Kimelman, Esq., 645 Fifth Avenue, New York, New York and to Mudge Rose Guthrie Alexander & Ferdon, 425 Park Avenue, New York, New York 10022
Attention: Jeffrey Hirsch, Esq.; or to such other address as each party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Postal Registry clerk.

          9. That the Mortgagor warrants the title to the Premises.

          10. That in case of a foreclosure sale, the Premises, or so much thereof as may be affected by this Mortgage, may be sold in one parcel.

          11. That if any action or proceeding be commenced (including an action to foreclose this Mortgage or to collect the debt secured hereby), in which the Mortgagee becomes a party or participates, by reason of being the holder of this Mortgage or the debt secured hereby, all sums paid by the Mortgagee for the expense of so becoming a party or participating (including reasonable attorneys' fees on the trial and appellate levels, paralegal fees and disbursements) shall on notice and demand be paid by the Mortgagor, together with interest thereon at the Default Rate, and shall be a lien on the Premises, prior to any right or title to, interest in, or claim upon, the Premises subordinate to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note. In any action or proceeding to foreclose this Mortgage, or if the Note is not paid in accordance with its term and is placed in the hands of an attorney for collection, the Mortgagee shall thereupon become entitled to, and the Mortgagor or any subsequent owner of the Premises shall pay, the reasonable attorneys' fees and disbursements of the Mortgagee (including reasonable attorneys' fees and disbursements on the trial and appellate levels and paralegal fees) in connection with such action, which sums shall be added to and collected in such action or proceeding in addition to and apart from the usual costs and allowances to which the Mortgagee may be entitled or awarded under any law or statute applicable to such action or proceeding. The provisions of this Article 11, in addition to any other rights of the Mortgagee hereunder, include the right of the Mortgagee to assess, tax and recover all disbursements, allowances and costs provided by law.

          12. That the Mortgagor will maintain the Premises and Building Equipment in good condition and repair, will not commit or suffer any waste thereof or the conduct of any nuisance or unlawful occupation or business on, or use of, the Premises, and will comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating to the Premises; that the Mortgagor will promptly repair, restore, replace or rebuild any part of the Premises or Building Equipment now or hereafter subject to the lien of this Mortgage which may be damaged or destroyed by any casualty whatsoever or which may be affected by any proceeding of the character referred to in Article 13; and that the Mortgagor will not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Premises or any part thereof.

          13. (a) That notwithstanding any taking by eminent domain or other governmental action causing injury to, or decrease in value of, the Premises and creating a right to compensation therefor including, without limitation, the change of the grade of any street, the Mortgagor shall continue to pay interest, computed at the rate reserved in the Note, on the entire unpaid principal amount thereof, until the award or compensation for such taking or other action (the "Award") shall have been actually received by the Mortgagee and the Award need not be applied by the Mortgagee in reduction of principal but may be applied in such proportions and priority as the Mortgagee, in the Mortgagee's sole discretion, may elect, to the payment of principal, interest or other such sums secured by this Mortgage and/or to payment to the Mortgagor, on such terms as the Mortgagee may specify, for the sole purpose of altering, restoring or rebuilding any part of the Premises which may have been altered, damaged or destroyed as a result of any such taking or other action; and that if, prior to the receipt by the Mortgagee of the Award, the Premises shall have been sold on foreclosure of this Mortgage, the Mortgage shall have the right to receive the Award to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall or may have been sought or recovered or denied, together with reasonable counsel and paralegal fees (on the trial and appellate levels) and the costs and disbursements incurred by the Mortgagee in connection with the collection of the Award.

               (b)  That notwithstanding the foregoing, the
Mortgage shall allow the use of the proceeds of the Award for the restoration of the improvements provided that (i) the cost of such restoration is less than $500,000, (ii) no default then exists hereunder or under the Note or any of the other Loan Documents (as hereinafter defined), (iii) the Mortgagor shall forthwith proceed with the repair and restoration of the Premises as nearly as possible to the condition same were in immediately prior to such taking, (iv) the proceeds of the Award shall be disbursed and such restoration performed in accordance with provisions of Article 2 hereof, (v) the Mortgagee shall be satisfied that upon completion of such repair and restoration the gross cash flow and net cash flow of the Premises shall be restored to a level at least equal to that which existed immediately prior to the date of the taking, and (vi) the Mortgagee shall be satisfied, in its sole and absolute discretion, that the Premises can be completed to the condition same were in immediately prior to such taking by a date not later than three (3) months prior to the Maturity Date.

          14. That the Mortgagee and any persons authorized by the Mortgagee shall have the right to enter and inspect the Premises at all reasonable times; and that if, at any time after default beyond any applicable grace period by the Mortgagor in the performance of any of the terms, covenants or provisions of this Mortgage or of the Note, the management or maintenance of the Premises shall be determined by the Mortgagee to be unsatisfactory, the Mortgagor shall employ, for the duration of such default, as managing agent of the Premises, such person or firm as from time to time shall be approved by the Mortgagee. Notwithstanding the foregoing, the Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to the Mortgagor or any person in possession holding under the Mortgagor.

          15.  That the Mortgagor shall furnish to the Mortgagee:
(i) within fifteen (15) days of the close of each calendar quarter, a statement of the income and expense of the Premises for such quarter prepared on a cash basis in accordance with sound accounting principles, consistently applied, and certified by the general partner or an officer of the Mortgagor; (ii) within ninety (90) days of the close of each calendar year (other than the 1989 calendar year), such a statement for such year prepared and reported upon by a certified public accountant satisfactory to the Mortgagee, who shall express his favorable opinion thereon subject only to customary qualifications reasonably acceptable to Mortgagee; (iii) as promptly as reasonably possible, such interim financial or other information with respect to the operation of the Premises as the Mortgagee may reasonably request; and (iv) within fifteen (15) days of the close of each calendar month, a current rent roll showing the names of all tenants, space occupied by each tenant, rent paid by each tenant, additional rents paid by each tenant, lease security, if any, lease or occupancy expiration dates, options for renewal, rental during renewal terms, cancellation provisions
and other relevant information.   If the Mortgagor shall have
leased all or substantially all of the Premises to another, such statements shall cover the earnings and expenses in the latest calendar year of the lessee under such lease. In the case of such a lease, if the lessee shall be an affiliate of the Mortgagor, the Mortgagor will also furnish to the Mortgagee the lessee's balance sheet as of the end of the lessee's fiscal year and the lessee's statement of income and surplus for such fiscal year, all in reasonable detail and stating in comparative from the figures as of the end of and for the previous fiscal year, and prepared, audited and reported upon by a certified public accountant, satisfactory to Mortgagor, or, if permitted by the Mortgagee, verified by an authorized financial officer of the lessee.

          16. That the Mortgagor hereby assigns to the Mortgagee, as further security for the payment of the indebtedness secured hereby, the rents, issues and profits of the Premises, together with all leases and other documents evidencing such rents, issues and profits now or hereafter in effect and any and all deposits held as security under such leases, and shall, upon demand, deliver to the Mortgagee an executed counterpart of each such lease or other document. Nothing contained in the foregoing sentence shall be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such lease or other document or otherwise to impose any obligation on the Mortgagee (including, without limitation, any liability under the covenant of quiet, enjoyment contained in any lease in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that the Mortgagee shall be accountable for any money actually received pursuant to such assignment. The Mortgagor hereby further grants to the Mortgagee the right (i) to enter upon and take possession of the Premises for the purpose of collecting such rents, issues and profits, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to the Mortgagee, (iii) to let the Premises, or any part thereof, and (iv) to apply such rents, issues and profits, after payment of all necessary charges and expenses, on account of the indebtedness secured hereby. Such assignment and grant shall continue in effect until the indebtedness secured by this Mortgage is paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of the Mortgagor to the entry upon and taking possession of the Premises by the Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. The Mortgagee, however, hereby waives the right to enter upon and take possession of the Premises for the purpose of collecting such rents, issues and profits, and the Mortgagor is hereby granted a license to collect and receive the same until the occurrence of a default by the Mortgagor under any of the covenants, conditions or agreements contained in this Mortgage that remains unremedied following the expiration all applicable notice and cure periods, if any. The Mortgagor agrees to use such rents, issues and profits in payment of principal and interest becoming due on this Mortgage and in payment of taxes, assessments, water rates, sewer rents and carrying charges becoming due against the Premises. Such license of the Mortgagor to collect and receive such rents, issues and profits may be revoked by the Mortgagee upon any such default by the Mortgagor that remains unremedied following the expiration of all applicable notice and cure periods, if any, by giving not less than five (5) days written notice of such revocation. In the event of any default under this Mortgage that remains unremedied following the expiration of all applicable notice and cure periods, if any, the Mortgagor will pay monthly in advance to the Mortgagee, on its entry into possession pursuant to the foregoing grant, or to any receiver appointed to collect such rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Premises or of such part thereof as may be in the possession of the Mortgagor, and upon default in any such payment will vacate and surrender the possession of the Premises or such part thereof, as the case may be, to the Mortgagee or to such receiver, and, in default thereof, may be evicted by summary proceedings.

          17. (a) That the Mortgagor will not enter into any lease for all or any portion of the Premises without the prior written consent of the Mortgagee which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, provided the Mortgagee has theretofore approved the master form of lease (the "Master Form of Lease") to be employed by the Mortgagor at the Premises, the approval of the Mortgagee shall not be required for the making by the Mortgagor of new leases for all or any portion of the Premises comprised solely of the Master Form of Lease without substantial or material modification thereto so long as such leases provide for fixed minimum rentals plus escalations and such other terms and conditions as are then customary with respect to the leasing of comparable space to comparable tenants in similar or equivalent locations in St. Petersburg, Florida ("Fair Market Rental") as determined by the Mortgagee in its reasonable discretion; provided however, the Mortgagor shall have the right to grant rent concessions of up to two (2) weeks for leases with terms of at least six (6) months and of up to one (1) month for leases with terms of at least one (1) year, provided the fixed minimum rent payable under such leases is at Fair Metket Rental and such leases are on the Master Form of Lease.

               (b) That the Mortgagor has no right or power, as against the Mortgagee without its consent, to cancel except in the ordinary course of business), abridge or otherwise modify the leases or sub-leases of the Premises or any of the terms, provisions or covenants thereof or to accept prepayments of installments of rent to become due thereunder (in excess of one months' rent in advance) and the Mortgagor shall not do so without such consent, which consent, in the case of a modification, amendment, alteration, extension or renewal only, shall not be unreasonably withheld or delayed provided, among other things, that the lease, as modified, amended, altered, extended or renewed, is without substantial or material modifications to the Master Form of Lease and provides for Fair Market Rental. Upon notice and demand, the Mortgagor will, from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Mortgagee, in form satisfactory to the Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in Article 16 hereof) of the lessor's interest in any lease or sublease now or hereafter affecting the whole or any part of the Premises, restricting the Mortgagor's right or power, as against the Mortgagee, without its consent, to cancel, abridge or otherwise modify, or accept prepayments of installments of rent to become due under, any lease or sublease hereafter in existence except as otherwise permitted by this Article 17. The Mortgagor shall pay to the Mortgagee on demand any reasonable expenses incurred by the Mortgagee in connection with the preparation and recording of any such assignment or agreement. With respect to any lease referred to in this Article 17 or which at any time is covered by any such agreement or any such assignment of lessor's interest in such lease, the Mortgagor will (i) fulfill or perform each and every condition and covenant of the same to be fulfilled or performed by the lessor thereunder and (ii) enforce, short of termination thereof, the performance or observance of each and every covenant and condition thereof by the lessee thereunder to be performed or observed, except to the extent that the Mortgagor reasonably determines that in the ordinary course of business such enforcement is not required.

          18. That the whole of the principal sum and the interest shall become due at the option of the Mortgagee: (a) if the Mortgagor fails to pay any installment of principal or interest for five (5) days after the same first becomes due and payable; or (b) if the Mortgagor fails to pay when due any payment of any tax, water rate, sewer rent, assessment or vault license fee for thirty (30) days after the same first becomes due and payable, it being understood and agreed that an assessment which has been made payable in installments at the application of the Mortgagor or any lessee of the Premises shall, nevertheless, for the purposes of this clause, be deemed due and payable in its entirety on the date the first installment becomes due or payable or a lien; or if the Mortgagor fails to furnish the Mortgagee with receipted tax bills or other proof of payment of the aforesaid items by no later than the dates on which such items must be paid so as not to constitute a default hereunder; or (c) after default after five (5) days notice, either in assigning and delivering the policies of insurance herein described or referred to, or in reimbursing the Mortgagee for premiums paid on such insurance, as hereinbefore provided or in keeping in force such insurance; or (d) upon the actual or threatened waste, removal or demolition of any building or other property on the Premises, except as permitted by Article 3; or (e) upon assignment by the Mortgagor of the whole or any part of the rent, issues or profits arising from the Premises to any person without the written consent of the Mortgages or if, with out such consent, the Mortgagor shall further encumber the Premises or any portion thereof for debt (including, without limitation, secured transactions under the Uniform Commercial Code of the State of Florida); or (f) if the buildings on the Premises are not maintained in reasonably good repair; or (g) after failure to comply with any requirement, order or notice of violation of law of ordinance issued by any governmental department claiming jurisdiction over the Premises within three (3) months from the issuance thereof or, if the Mortgagee, in its reasonable judgment shall determine that such violation is of such a nature that it cannot reasonably be complied with within three (3) months of the issuance thereof, the Mortgagor fails to promptly commence and exercise due diligence and continuous effort to comply with such violation; or (h) if, on application of the Mortgagee, two (2) or more fire insurance companies lawfully doing business in the State of Florida refuse to issue policies insuring the buildings on the Premises; or (i) after thirty (30) days notice to the Mortgagor in the event of the passage of any law deducting from the value of land for the purposes of taxation any lien thereon, or changing in any way the taxation of mortgages or debts secured thereby for state or local purposes, or the manner of collecting such taxes and imposing a tax, either directly or indirectly , on this Mortgage or the Note; or (j) if the Mortgagor shall fail to make payment of any other sums required to be paid hereunder within the period required by specific provision of this Mortgage, or, if no such period is so provided, by not later than ten (10) days after written notice; or (k) if the Mortgagor shall fail to comply with any other covenants or conditions contained in this Mortgage and, except with respect to failure to pay money, such failure shall continue unremedied for the period within which performance is required to be made by specific provision of this Mortgage, or, if no such period is so provided, for a period of thirty (30) days after notice thereof shall have been given by the Mortgagee or, with respect to any such default which, in the sole and exclusive judgment of the Mortgagee, shall be of such a nature that it cannot reasonably be cured or remedied within thirty (30 days), if the Mortgagor shall not promptly commence and exercise due diligence and continuous effort to remedy the same; or (l) id the Mortgagor shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets;
(v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the federal bankruptcy laws or any other applicable law; or (m) (i) if, without the Mortgagor's consent or acquiescence, a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, liquidator, or trustee of the Mortgagor, or of the whole or any substantial part of the property or assets of the Mortgagor and such order, judgment or decree shall remain unvacated, or not set aside, or unstayed for sixty (60) days, or (ii) if a petition shall be filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws of any other applicable law and such petition shall remain undismissed for sixty (60) days, or (iii) if under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Mortgagor or of the whole or any substantial part of its property or assets, and such custody or control shall remain unterminated or unstayed for sixty (60) days; or (n) if judgment for Fifty Thousand ($50,000.00) Dollars or more shall be rendered against the Mortgagor by a court of competent jurisdiction which shall not be discharged or bonded pending appeal within thirty (30) days from the entry thereof; or (o) if any representation, warranty or statement contained in any writing delivered to the Mortgagee by Mortgagor or any guarantor of the obligations of the Mortgagor hereunder simultaneously with the execution and delivery hereof, shall prove to be incorrect in any material respect or in the event of an uncured default by the guarantor under any guaranty of the obligations of the Mortgagor delivered to the Mortgagee simultaneously with the execution hereof; or (p) if, without the prior consent of the Mortgagee (i) the Premises, or any part thereof, shall be sold or otherwise transferred by the Mortgagor or further encumbered for debt, or (ii) if the Mortgagor or any entity comprising the Mortgagor shall be a corporation, a controlling amount of its (or their) voting stock shall be sold or otherwise transferred or pledged, hypothecated or otherwise transferred as security for debt, or if at any time (A) there shall be an increase in the number of issued and/or outstanding shares of the voting stock of the Mortgagor or any entity comprising the Mortgagor and/or (B) there shall be created one or more additional classes of voting stock of the Mortgagor or any entity comprising the Mortgagor, however accomplished and whether in a single transaction or in a series of related or unrelated transactions, with the result that in either event a controlling amount of the voting stock of the Mortgagor or any entity comprising the Mortgagor shall be sold or otherwise transferred, or pledged, hypothecated or otherwise transferred as security for debt, or (iii) if the Mortgagor shall be a partnership, joint venture, syndicate or other group, all or any portion of the interest of any general partner or member thereof or all or any portion of the interest of any general partner or member in such general partner or member of Mortgagor shall be sold or otherwise transferred or pledged, hypothecated or otherwise transferred as security for debt; or (q) at the option of the Mortgagee, if the Mortgagor shall fail beyond any applicable notice and grace period to comply with any term or provision of any document, agreement or instrument executed by the Mortgagor with or in favor of the Mortgagee and delivered to the Mortgagee in connection with the execution hereof including, without limitation, the Note (such documents, agreements and instruments, together with the Note and this Mortgage are hereinafter, collectively, the "Loan Documents").

          19. That this Mortgage is given to secure not only the existing indebtedness of FIFTEEN MILLION SEVEN HUNDRED FIFTY THOUSAND and 00/100 ($15,750,000) DOLLARS of the Mortgagor to the Mortgagee evidenced by the Note and secured hereby, but also such future advances up to an additional TWENTY MILLION ($20,000,000.00) DOLLARS made within twenty (20) years from date hereof, plus interest thereon, and any disbursements made by the Mortgagee for the payment of taxes, insurance or other liens on the property encumbered by this Mortgage, with interest on such disbursements, which advances shall be secured hereby to the same extent as if such future advances were made this date. The total amount of indebtedness secured hereby may increase or decrease from time to time. The provisions of this Article shall not be construed to imply any obligation on Mortgagee to make any further advances, it being the intention of the parties that any further advances shall be solely at the discretion and option than any further advances shall be solely at the discretion and option of the Mortgagee. Any reference to "Note" in this Mortgage shall be construed to reference any future advances made pursuant to this Article.

          20. That any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage, or by any subsequent owner of the Premises, or by any other person whose interest in the Premises might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation which at any time may be liable for such payment or may own or have such an interest in the Premises, shall be deemed, as between the Mortgagee and all persons who at any time may be liable as aforesaid or may own the Premises, to have ben made on behalf of all such persons.

          21. That any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor; that neither the Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor, or any other person so obligated, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Premises and the Mortgagee extending the time of payment or modifying the terms of the Note or this Mortgage without first having obtained the consent of the Mortgagor or such other person, and in the latter event, the Mortgagor and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by the Mortgagee; that, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Premises, the Mortgagee may release the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any apart of the security held for the indebtedness without, as to the security or the remainder thereof, in anywise impairing or affecting the lien hereof or the priority thereof over any subordinate encumbrance; and that the Mortgagee may resort for the payment of the indebtedness secured hereby to any other security therefor held by the Mortgagee in such order and manner as the Mortgagee may elect.

          22. That if any time the United States of America, any state thereof or any governmental subdivisions of such state, having jurisdiction, shall require internal revenue stamps to be affixed to the Note, or other tax paid on or in connection therewith, the Mortgagor will pay the same with any interest or penalties imposed in connection therewith.

          23. That this Mortgage shall be deemed a Security Agreement as defined in the Uniform Commercial Code of the State of Florida and the remedies for any violation of the covenants, terms and condition of the agreements herein contained shall be
(i) as prescribed herein, (ii) by general law, or (iii) as to such part of the security which is also reflected in such Financing Statement, by the specific statutory consequences now or hereafter enacted and specified in such Uniform Commercial Code, all at the Mortgagee's sole election. The filing of such Uniform Commercial Code, all at the Mortgagee's sole election. The filing of such a Financing Statement in the records normally having to do with personal property shall never be construed as in any way derogating rom or impairing this declaration and hereby stated intention of the parties hereto, that all items of Building Equipment and other property used in connection with the production of income from the Premises (furniture only excepted) or adapted for use therein and/or which is described or reflected in this Mortgage are, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the real estate irrespective of whether or not (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with the Mortgagee, or
(iii) any such item is refereed to or reflected in any such Financing Statement so filed at any time. Similarly, the mention in any such Financing Statement of (1) the rights in or the proceeds of any fire and/or hazard insurance policy, (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) the debtor's interest as lessor in any present or future lease or rights to income growing out of the use or occupancy of the Premises, whether pursuant to a lease or otherwise, shall never be construed as in way altering any of the rights of the Mortgagee as determined by this instrument or impugning the priority or the Mortgagee as determined by this instrument or impugning the priority of the Mortgagee's lien granted hereby or by any other recorded document, tu such mention in the Financing Statement is declared to be for the protection of the Mortgagee in the event any court or judge shall at any time hold with respect to (1), (2) or (3) that notice of the Mortgagee's priority of interest, to be effective against a particular class of persons, including but not limited to the Federal Government and any subdivisions or entity of the Federal Government, must be filed in the Uniform Commercial Code records. Pursuant to the Uniform Commercial Code of the State of Florida, the Mortgagor hereby authorizes the Mortgagee, without the signature of the Mortgagor, to execute and file Financing Statements if the Mortgagee shall determine that such are necessary or advisable in order to perfect its security interest in any fixtures, chattels or articles of personal property covered by this Mortgage, and shall pay to the Mortgagee on demand any expenses incurred by the Mortgagee in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by the Mortgagee.

          24. That the Mortgage will not any time insist upon, or plead. or in any manner whatever claim or take any benefit or advantage of any stay of extension or moratorium law, any exemption from execution or sale of the Premises or any part hereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Premises, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore and the Mortgagor hereby expressly waives all benefits or advantage of any such law or laws and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as thought no such law or laws had been made or enacted. The Mortgagor, for itself and all who may claim under it, waives to the extent that it fully may, all right to have the Premises marshalled upon any foreclosure hereof.

          25. That if the Mortgagor consists of more than one party, such parties shall be jointly and severally liable under any and all obligations, covenants and agreements of the Mortgagor contained herein.

          26. That the rights of the Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; and that no act of the Mortgagee shall be construed as an election to proceed under anyone provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

          27. That the Mortgagor: (i) shall keep this Mortgage a valid first mortgage lien upon the Premises; (ii) shall not at any time create or allow to accrue or exist any debt, lien or charge which would be prior to or on a parity with the lien of this Mortgage upon any part of the Premises; and (iii) shall not cause or permit the lien of this Mortgage to be diminished or impaired in any way.

          28. That, notwithstanding any grace period set forth herein, the Mortgagee may collect a late charge of six cents of each dollar of each installment of principal and/or interest payable under the Note which is not paid on its due date, in order to cover the extra expense involved in handling delinquent payments, which late charge shall be due and payable not later than the due date of the next payment to be made under the Note and which late charge shall be secured by this Mortgage.

          29. That the execution of this Mortgage has been duly authorized by the board of directors of the Mortgagor, if a corporation.

          30. That this Mortgage shall be construed, enforced and governed by the laws of the State of Florida.

          31. That whatever used in this Mortgage, unless the context clearly indicated a contrary intent or unless otherwise specifically provided herein, the word "lease" shall mean "tenancy, subtenancy, lease or sublease", the word "Mortgagor" shall mean "Mortgagor and any subsequent owner or owners of the Premises", the word "Mortgagee" shall mean "Mortgagee or any subsequent holder or holders of this Mortgage", the word "person" shall mean "an individual, corporation, partnership or unincorporated association" and the word "Premises" shall include the real estate hereinbefore described, together with all improvements now or hereafter located thereon, Building Equipment, condemnation awards and any and all other rights or property interests at any time made subject to the lien of this Mortgage by the terms hereof.

          32. That the Mortgagor shall pay all fees and charges incurred by the Mortgagee in the procuring, making and enforcement of the loan evidenced by the Note and secured by this Mortgage, including, without limitation, the reasonable fees and disbursements of the Mortgagee's attorneys and paralegal (on the trial and appellate nation of title, title insurance premiums, surveys and mortgage recording, documentary, transfer or other similar taxes and revenue stamps.

          33. That the lien of this Mortgage will automatically attach, without further act, to all after acquired property of Mortgagor of any nature whatsoever attached to, located in, on, or used in the operation of the Premises or any part therefor, and Mortgagor covenants and warrants that it will have good and absolute title to all of the aforesaid after acquired property free of any lien or encumbrance unless otherwise stated.

          34. That the Mortgagee shall be permitted to purchase the Premises at a foreclosure sale. If the Mortgagee purchases the Premises pursuant to a foreclosure under this Mortgage, or accepts an assignment of the Premises in lieu of the foreclosure, the Mortgagor hereby authorizes the Mortgagee to withhold the amount of tax, if any, required to be withheld under Section 1445 of the Internal Revenue Code of 1954, as amended (or any successor provision thereto), out of any sums payable to the Mortgagor who are entitled to be paid out of any foreclosure or assignment proceeds, as if the Mortgagor were a foreign person, unless the Mortgagor certifies its nonforeign status at the time of such foreclosure sale or assignment, as the case may be, by executing and delivering to the Mortgagee a certificate satisfactory to the Mortgagee.

          35. That this Mortgage may not be changed or terminated orally; and the covenants contained in this Mortgage shall run with the land and bind the Mortgagor, the heirs, personal representatives, successors and assigns of the Mortgagor and all subsequent encumbrancer, tenants and subtenants of the Premises, and shall enure to the benefit of the Mortgagee, the successors and assigns of the Mortgagee. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires.

          36. That in the event that any provision of this Mortgage or the application thereof to Mortgagor or any circumstance in any jurisdiction governing this Mortgage shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, and such provision shall be deemed inoperative to extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Mortgage and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Mortgage.

          37. That the abstract of title covering the Premises shall belong to and remain in the possession of the Mortgagee during the lien of this Mortgage.

          38. That the Mortgagor represents and warrants that the Premises are free of all hazardous substances including, without limitation, all pollutants, dangerous substances, toxic substances, hazardous wastes and hazardous substances as defined or set forth in or pursuant to or covered by the Resource Conservation and Recovery Act (42 U.S.C. Section 9601, et seq.) ("RCRA") as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) ("CERCLA") as amended, or any other federal, state or local environmental law, ordinance, rule or regulation (a "Toxic Waste Condition"), and that the Premises are in full compliance with all other provisions of all federal, state and local environmental and health law, ordinances, rules or regulations including, without limitation, RCRA and CERCLA (collectively, the "Environmental Laws"). If a violation of any Environmental Law or a Toxic Waste Condition is discovered ast the Premises at any time, the Mortgagor shall, at its sole cost and expense, diligently remedy such violation or Toxic Waste Condition in full to the Mortgagee's and its engineer's satisfaction within such time period as shall be reasonable established by the Mortgagee. In addition, if such violation or Toxic Waste Condition is discovered prior to the payment in full of the principal balance of the Note and all Base Interest (as defined in the Note) thereon, upon demand by the Mortgagee, the Mortgagor shall deposit security satisfactory to the Mortgagee in an amount determined by the Mortgagee to be sufficient to ensure the payment in full of the costs of remedying any violation of Environmental Laws or Toxic Waste Condition from time to time existing at the Premises (such deposit is referred to as a "Cleanup Deposit"). The Mortgagor shall be and remain personally liable for (i) the remedying of all violations of Environmental Laws and the removal of all Toxic Waste Condition(s), and (iii) complying with all Environmental Laws and all laws, rules and regulations relating to the presence of Toxic Waste Conditions. In addition, the Mortgagor shall indemnify and hold the Mortgagee harmless from and against any and all liability, cost and expenses including, without limitation, reasonable attorney's and paralegal's fees and disbursements (on the trial and appellate levels), arising out of, caused by or resulting from the alleged violation of any Environmental Law or the alleged presence of a Toxic Waste Condition, including, without limitation, any personal injury claims. The obligations referred to in this Article (collectively, the "Toxic Waste Obligations") shall survive the payment in full of the principal indebtedness evidenced by the Note and all Base Interest, and the satisfaction or assignment of this Mortgage or foreclosure of this Mortgage or delivery of a deed in lieu thereof.

          39. That, notwithstanding anything to the contrary contained herein, Mortgagor agrees that it shall not make, nor be entitled to make, any claim for money damages against Mortgagee based upon any claim or assertion that Mortgagee has unreasonably withheld or delayed its consent and/or approval with respect to any provision and/or approval is required and shall not be unreasonable withheld ro delayed. Mortgagor's sole remedy in such event shall be limited to and action or proceeding to enforce any such provision pursuant to specific performance, injunction or declaratory judgment.

          40. That notwithstanding anything to the contrary contained herein, the obligation of the Mortgagor to pay the indebtedness evidenced by the Note and secured by this Mortgage shall not be enforced by any action or proceeding wherein or whereby damages or any money judgment (including any deficiency judgment) shall be sought against the Mortgagor. Notwithstanding the foregoing, the Mortgagor may be made a party defendant in a foreclosure action against the Premises or any part thereof and any judgment in such foreclosure action shall be enforceable against the Mortgagor only to the extent of the interest of the Mortgagor in the Premises and the income, rents, issues and profits arising therefrom. Nothing contained above shall be deemed to (a) limit the right of the Mortgagee to commence any action or proceeding against the Mortgagor to the extent that such action or proceeding does not seek damages or money judgment (including a deficiency judgment) against the Mortgagor, (b) affect or impair any guaranty delivered to the Mortgagee in connection therewith or (c) affect or impair the Mortgagor's Toxic Waste Obligations.

          41. That the Mortgagor hereby indemnifies the firm of Mudge rose Guthrie Alexander & Ferdon, 425 Park Avenue, New York, New York 10022, and all of its attorneys, including the preparer hereof, Peter R. Batten, Esq., from any and all loss, cost, damage or claim, whether or not valid, including reasonable attorneys' and paralegal's fees and disbursements (on the trial and appellate levels), arising under or in any way connected with
Section 697.10 of Florida Statutes or any similar law. The Mortgagor hereby verifies and confirms all factual information in this Mortgage, including the accuracy and correctness of the legal description set forth herein. In the event any errors are found in this Mortgage or in the legal description, the Mortgagor shall, at its own cost and expenses, promptly correct or cause to be corrected subsequent to the date hereof any and all such errors, with no further liability incurred by counsel for either the Mortgagor or the Mortgagee. The Mortgagor shall promptly pay or cause to be paid all damages, claims or any other costs whatsoever arising out of any impairment of title due to or caused by any inaccuracy or incorrectness of factual information or inaccuracy or incorrectness of the legal description set forth herein.

          The covenants contained in this Mortgage shall run with the land and bind the Mortgagor, the heirs, personal representatives, successors and assigns of the Mortgagor and all subsequent encumbrances, tenants and subtenants of the Premises and shall inure to the benefit of the Mortgagee and the successors and assigns of the Mortgagee.

          42. THAT THE MORTGAGOR AND THE MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN INJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE ACCEPTING THIS MORTGAGEE ACCEPTING THIS MORTGAGE AND EXTENDING CREDIT TO THE MORTGAGOR.

          IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered by the Mortgagor as of the date first above written.

WITNESS:                        PELICAN SOUND LIMITED PARTNERSHIP
                                By:  HGC-Pelican Sound Limited
                                  Partnership, general partner

_____________________________


_____________________________   By: _____________________________
                                    DeLane Garner,
                                    general partner

                           SCHEDULE A


That Part of the SE 1/4 of Section 18, and that part of the NE
1/4 of Section 19, Township 30 South, Range 17 East, Pinellas
County, Florida, more particularly described as follows:

Beginning at a point on the north line of Section 19, Township 30 South, Range 17 East, Pinellas County, Florida, which point
is     N. 89 deg. 54' to 50" W., 327.22 feet from the northeast
corner of said section; thence S. 00 deg. 09'57" W., 372.67 feet; thence N. 81 deg. 08'18" E., 218.93 feet to an intersection with a line which is 111.00 feet west of and parallel with the east boundary of said section; thence S. 00 deg. 09'57" W., along said line 652.38 feet to an intersection with the south line of the north 3/4 of the north 1/2 of the northeast 1/4 of said lien
147.268 feet; thence N. 00 deg. 14'59" E., 790.91 feet to an intersection with the south right-of-way line of the new alignment of Gandy Boulevard (S.R. 600, a varying width right-of-way); thence along said right-of-way by the following six (6) courses:

          43.  N. 79 deg. 47'00" E., 258,08 feet;

          44.  N. 71 deg. 14'32" E., 102.50 feet;

          45.  N. 65 deg. 57'53" E., 293.84 feet, to a point on a
curve;

          46. Along the arc of a curve to the right, concave to the southeast, radius 2809.79 feet, delta 3 deg. 00'03", arc
147.16, chord 147.14, N. 70 deg. 10'36" E.;

          47.  Thence leaving said curve N. 71 deg. 40'31" E.,
299.68 feet;

          48.  N. 72 deg. 49'16" E., 225.58 feet;

Thence leaving said right-of-way S. 00 deg. 31'53" W., 210.57 feet to the abovementioned point of beginning.

and not known as;

Lot 1, Block 1, PELICAN SOUND, Plat Book 98 , Pages 3 and 4,
Public Records of Pinellas County, Florida.